UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2016

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

 (Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (646) 895-7182

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2016, Ming Zhao (who is also known as Frank Zhao) resigned as a director of the Company.  Mr. Zhao’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Zhao was a member of the audit committee of the board of directors.

On March 22, 2016, the corporate governance/ nominating committee recommended, and the board of directors approved, the election of Chengqing Tang to fill the vacancy resulting from the resignation of Mr. Zhao.  Mr. Tang, age 51, is a senior engineer at Wuxi City Wangsheng Mechanical Factory, a position he has held since 2001. Mr. Tang’s experience as an engineer is important in his service as a director of the Company.

As a result of the resignation of Mr. Zhao, there was a vacancy on the audit committee.  On March 23, 2016, the board of directors set the committee membership as follows:

Audit committee: Fu Ren Chen, chairman, Xi Liu and Chengqing Tang.

Compensation committee: Baowen Wang, chairman, Xi Liu and Chengqing Tang

Corporate governance/ nominating committee: Xi Liu, chairman, Chengqing Tang and Baowen Wang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2016	Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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